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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 32 to the registration statement on Form N-1A of Schwab Capital Trust (the "Registration Statement") of our reports dated December 8, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to Shareholders of Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketManager Growth Portfolio, Schwab MarketManager Balanced Portfolio, Schwab MarketManager Small Cap Portfolio, Schwab MarketManager International Portfolio, and Schwab Analytics Fund(R) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountant" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 24, 1999